Sotera Health Company
Conflict Minerals Report for the Reporting Period from January 1, 2022 to December 31, 2022
Introduction
This Conflict Minerals Report (“Report”) is filed by Sotera Health Company (“Sotera Health”) for the reporting period from January 1, 2022 to December 31, 2022 (the “Reporting Period”) as Exhibit 1.01 to Sotera Health’s Form SD pursuant to the requirements of Rule 13p-1 of the Securities Exchange Act of 1934, as amended (the “Rule”), which was promulgated pursuant to the requirements of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
The Rule requires the annual filing with the Securities and Exchange Commission (“SEC”) of a Form SD, together with this Report (if relevant) as an Exhibit to Form SD, regarding the sourcing of those Conflict Minerals (as defined below) contained in the products that Sotera Health and its subsidiaries (collectively, the “Company”, “us” or “we”) manufacture or contract to manufacture if the Conflict Minerals are necessary to the production or functionality of such products. Conflict minerals are defined as gold, columbite-tantalite (coltan), cassiterite, and wolframite, or their derivatives, which are currently limited to tin, tantalum and tungsten (“3TG” or “Conflict Minerals”). The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of the Congo and its adjoining countries (Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia).
This Report has not been audited, nor is an independent private sector audit required for this Report under the Rule, the SEC partial stay of the Rule, or existing SEC guidance. The content on or connected to any website referred to in this Report is not incorporated by reference in this Report.
Overview
Sotera Health is a leading global provider of mission-critical end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry. The Company goes to market through its three businesses -- Sterigenics, Nordion, and Nelson Labs. We determined that certain Nordion products are the only products of the Company that may contain 3TGs given that Sterigenics and Nelson Labs are service-only businesses.
Nordion is a global health science company that provides market-leading products used for the prevention and treatment of disease. Nordion is the leading global provider of Cobalt-60 (“Co-60”) used in the sterilization and irradiation processes for the medical device, pharmaceutical, food safety, and high-performance materials industries, as well as in the treatment of cancer. In addition, Nordion is a leading global provider of gamma irradiation systems. Co-60 is a radioactive isotope that emits gamma radiation that sterilizes items by reducing or eliminating contaminating micro-organisms. In addition to selling Co-60 sources for sterilization purposes, Nordion also sells high specific activity Co-60 for health applications including uses in stereotactic radiosurgery as a radiation source for oncology applications.
Nordion provides our customers with high quality, reliable, safe and secure Co-60 source supply and services at each stage of the source’s life cycle. It also provides regulatory and technical service expertise to enhance the efficacy and safety of gamma processing operations.
Nordion also designs, manufactures, installs and maintains gamma irradiation systems, which include radiation shielding, and a series of conveyors and control systems that are designed to expose products to the correct gamma radiation dosage in a safe and efficient manner.

We analyzed the products we manufacture or contract to manufacture and have determined that Nordion’s gamma irradiation systems and their respective components and/or spare or replacement parts may contain one or more 3TGs.
Supply Chain
The Company expects that our suppliers will act in accordance with Sotera Health’s Conflict Minerals Policy and Supplier Code of Business Ethics and Conduct, each of which may be found at https://www.soterahealth.com/responsibility and https://www.investors.soterahealth.com/governance, respectively. Nordion manufactures its products from parts, components, and raw materials purchased from third-party suppliers. These direct suppliers are primarily located in North America. Nordion’s supply chain is large and complex, consisting of numerous direct suppliers, and these suppliers in turn often have many sub-suppliers. We do not have direct relationships with, and do not purchase any Conflict Minerals from, mines, smelters or refiners. We rely on our direct suppliers to provide information about the origin of any Conflict Minerals contained in the parts, components and materials supplied to us, including the origin of any Conflict Minerals supplied to them from their suppliers and sub-suppliers.
Reasonable Country of Origin Inquiry
We conducted in good faith a reasonable country of origin inquiry (“RCOI”). Our RCOI was reasonably designed to determine whether any of the necessary Conflict Minerals in our products originated in a Covered Country or came from recycled or scrap sources. Our RCOI process began by using Nordion purchasing data to determine products we manufactured or contracted with others to manufacture during the Reporting Period. This analysis resulted in an in-scope list of suppliers that we determined potentially supplied us with products or materials containing 3TG (our “in-scope suppliers”).
We engaged Assent Compliance, an experienced third-party advisor (“Advisor”), to assist with our RCOI, supplier engagement, and due diligence. We sent each of our in-scope suppliers an introductory communication describing our Conflict Minerals compliance program requirements and introducing them to our Advisor. Our Advisor then engaged with those in-scope suppliers and asked them to provide and/or update their RCOI information. We used the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”) (Revision 6.22) to conduct a survey of all our in-scope suppliers.
Our Advisor requested our suppliers complete the CMRT and offered suppliers online educational materials intended to guide them on best practices related to use of the CMRT. All submitted forms were accepted and classified as valid or invalid. We continued to engage with our suppliers throughout the RCOI process, including by providing suppliers feedback on any named smelters and refiners, reminders to any non-responsive suppliers, and detailed reasoning and recommendations for those whose data did not meet our Advisor’s validity-check expectations. As necessary, our Advisor and/or representatives of Nordion followed-up with suppliers about Nordion’s CMRT request. To determine the country of origin of 3TGs with the greatest possible specificity, our Advisor compared data obtained from our suppliers’ responses to data collected and verified by third parties, including information in our Advisor’s database. In all, 59 percent of our in-scope suppliers responded to our request for information and responding in-scope suppliers represented 84 percent of our in-scope products.
In the CMRTs provided to us, our suppliers identified 343 verified smelters and refiners. Based on the information available to us through our Advisor, 89 of those smelters and refiners were reported to have some sourcing from Covered Countries. During the course of our RCOI process, we were not able to confirm the country of origin for 100 percent of 3TGs that may be contained in the materials or products we purchased from our suppliers or to determine whether those 3TGs were from recycled or scrap sources. Therefore, we have concluded that some of our products manufactured during the Reporting Period may contain necessary 3TGs that may have originated in the Covered Countries or may not be from recycled or scrap sources. Accordingly, we performed due diligence in an effort to determine the source and chain of custody of these necessary 3TGs.
Due Diligence
Design of Due Diligence Measures
The Company’s due diligence measures were designed to conform in all material respects with the due diligence framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict–Affected and High-Risk Areas, and the related supplements for tin, tantalum, tungsten and for gold, Third Edition, 2016 (“OECD Guidance”).
Due Diligence Measures Performed
Due diligence measures performed for the Reporting Period consisted of the following:
1. OECD Step #1: Establish and Maintain Strong Company Management Systems. The Company established a cross-functional conflict minerals compliance team led by the purchasing group (the “Compliance Team”) to lead and oversee our Conflict Minerals compliance program. The Compliance Team reviews and analyzes information about our products and supply chains to determine which product components and materials might be reasonably likely to contain necessary 3TGs.
The Company will retain supplier responses and other communications and information relating to Conflict Minerals in electronic form for at least 5 years.
Based on our engagement with suppliers, we believe many of our direct suppliers may not have previously provided CMRT responses to their customers and may not be familiar with the conflict minerals due diligence process. During 2022, we emphasized supplier education related to sourcing and the origin of Conflict Minerals, including by making available access to our Advisor’s Help Center.
The Company’s existing global ethics hotline, the Sotera Health Ethics Line, has been designated as a grievance mechanism whereby interested parties can report concerns or ask questions about our supply chain or Conflict Minerals Policy. Reports may be made online at https://www.soterahealth.ethicspoint.com or via telephone at 1-888-288-1841 in the United States. Information on how to make a report via telephone from outside of the United States is available at https://www.soterahealth.ethicspoint.com.
2. OECD Step #2: Identify and Assess Supply Chain Risk. Our Advisor reviewed all responses received from our in-scope suppliers and followed-up with them regarding incomplete responses and responses that appeared to contain inaccuracies. Our Advisor reviewed the lists of smelters and refiners provided by our suppliers and validated and cross-referenced such smelter and refiner information against information available through the RMI website. Our Advisor further analyzed the aggregate results of this review and provided us with their analysis. We provided information to our direct suppliers about their identified smelters and refiners, including whether or not they had been audited and had a status of “conformant” with the Responsible Minerals Assurance Process (“RMAP”) or by RMAP-recognized programs (including the London Bullion Market Association Responsible Gold Guidance and the Responsible Jewellery Council).
3. OECD Step #3: Design and Implement a Strategy to Respond to Identified Risks. Our Compliance Team periodically briefed Nordion senior management and Sotera Health General Counsel about the Company’s Conflict Minerals due diligence and compliance activities and the results of our due diligence measures. Also as noted above, we followed-up with non-responding suppliers and suppliers who provided incomplete responses or responses we believed to be inaccurate. We provided information to certain suppliers about the Rule and explained the goals and objectives of RMI.
Suppliers who disclosed a smelter or refiner that we determined was “high-risk” for Conflict Minerals issues were flagged following completion of the CMRT campaign. When our supplier responses included any of these high-risk facilities, our Advisor instructed that supplier to take certain risk mitigation actions, from providing additional, product specific information relevant to the Company via additional due diligence, escalating up to removal of these high-risk smelters from its supply chain. Based on instructions from Sotera Health, our Advisor has provided these suppliers with FAQ’s about Conflict Minerals compliance and clear performance objectives to be accomplished within reasonable timeframes with the ultimate goal of progressive elimination of these high risk smelters and refiners from their supply chain. Our Advisor also requested that these high-risk smelters engage with the Responsible Minerals Audit Process and become conformant with the conflict-free assessment protocol.
Any grievances reported to the Sotera Health Ethics Line with respect to Conflict Minerals will be investigated and reported to the Audit Committee of the Sotera Health Board of Directors.
To enhance the quality of our relationships within our supply chains, we aim to establish long-term relationships with our suppliers. Our standard terms and conditions contain provisions that require contract counterparties to provide responses to our inquiries about the sourcing of products containing Conflict Minerals.
4. OECD Step #4: Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices. Because we do not have direct relationships with smelters or refiners of Conflict Minerals, we do not carry out audits of smelters or refiners identified by our suppliers as being in their supply chains. However, we are supportive of the audits conducted by third parties as a part of the RMI process.
5. OECD Step #5: Report Annually on Supply Chain Due Diligence. We are making our Form SD and this Conflict Minerals Report publicly available on our website at https://www.investors.soterahealth.com/sec-filings, and we intend to report on our Conflict Minerals due diligence annually.
Results of Due Diligence
Suppliers provided us with names of smelters and refiners that may have processed the necessary 3TGs in their supply chains. Based on the information available to us on RMI’s website and our Advisor’s database, as of May 9, 2023, our Advisor identified a total of 343 smelters and refiners. Of those 343, 223 (or 65 percent) of the smelters and refiners identified by our in-scope suppliers for calendar year 2022 were designated by RMI as conformant; 8 (or 2 percent) were designated by RMI as active; and, 24 (or 7 percent) were designated by RMI as non-conformant. The remaining 88 (or 26 percent) of the smelters and refiners identified by our in-scope suppliers were designated by our Advisor as “not enrolled” in the RMI process. Based on responses provided by our suppliers as reviewed against our Advisor’s database, as of May 9, 2023, we have concluded that some of the 3TG contained in our products may have originated in the countries listed in Appendix B.

1. Facilities Used to Process Necessary Conflict Minerals. As a result of our due diligence, we obtained information from approximately 59 percent of our in-scope suppliers about the smelters and refiners that processed the necessary Conflict Minerals in their supply chains. We reviewed our suppliers’ responses and compared the names of the smelters and refiners they disclosed to the information included on the RMI website and in our Advisor’s database. Because most of our suppliers provided Company-level CMRTs, we were unable to determine whether any particular smelters or refiners named in their responses actually processed the necessary 3TGs in our products. However, based on our review of our suppliers’ CMRT responses, the facilities that may have been used to process the 3TGs contained in our products include, but may not be limited to, the smelters and refiners listed in Appendix A. Because most of our suppliers provided Company-level CMRTs, we have not determined which of these smelters and refiners processed the 3TG in our products.
Our supplier responses included conformant, active, and non-conformant smelters and refiners and others that were unknown or that were not participating in the RMAP process. Only the conformant, active, and non-conformant smelters and refiners have been listed in Appendix A.
2. Countries of Origin of Our Necessary Conflict Minerals. Our Advisor reviewed the lists of smelters and refiners provided by our direct suppliers and validated and cross-referenced that information against our Advisor’s database. Based on this information, as of May 9, 2023 the possible countries of origin of the necessary Conflict Minerals in our products include, but may not be limited to, those countries listed in Appendix B.
3. Efforts to Determine Mine or Location of Origin. In order to identify the specific mines or locations of origin of our necessary Conflict Minerals, it was determined that the most reasonable course of action was to seek information from our direct suppliers, and request they seek information from their respective suppliers, about the smelters and refiners and countries of origin of the necessary Conflict Minerals in our supply chain. As noted above, upon receipt of supplier-provided data, we worked with our Advisor to determine the possible countries of origin by cross-referencing suppliers’ CMRT data against both RMI’s list of recognized conformant smelters and refiners, and our Advisor’s database.
Steps Taken and Being Taken to Mitigate Risk and Improve Due Diligence
In reporting year 2023, Sotera Health has taken or expects to take the following steps to continuously improve our due diligence and supplier engagement:
•Continue engagement with relevant suppliers, including by providing additional background and educational information with respect to the RMI process.
•Adopt a Conflict Minerals Policy (“Policy”) and make such Policy available on the Company’s website at https://www.soterahealth.com/responsibility in order to inform suppliers of the Company’s expectations regarding the Rule.
•Encourage suppliers to establish and conduct their own due diligence regarding countries of origin and smelter and refiners of 3TG in their supply chains.
Cautionary Note Regarding Forward-Looking Statements
This Report, including the section “Steps Taken and Being Taken to Mitigate Risk and Improve Due Diligence”, contains forward-looking statements that reflect management’s expectations about future events and the Company’s operating plans and performance and speak only as of the date hereof. These forward-looking statements are subject to various risks and uncertainties. For information on certain factors that could cause actual events or results to differ materially from our expectations, please refer to the Company’s filings with the SEC, such as its annual and quarterly reports. Sotera Health undertakes no obligation to publicly update or revise these forward-looking statements, except as otherwise required by law.

APPENDIX A
Based on our review of our suppliers’ CMRT responses, the facilities that may have been used to process the 3TGs contained in our products include, but may not be limited to, the smelters and refiners listed below. We have listed all confirmed smelters and refiners provided by our suppliers, but given the nature of our suppliers’ CMRT responses, we have not determined which of these smelters and refiners processed the 3TG in our products.

Metal	Smelter Name	Smelter ID
Gold	8853 S.p.A.	CID002763
Gold	ABC Refinery Pty Ltd.	CID002920
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Advanced Chemical Company	CID000015
Gold	African Gold Refinery	CID003185
Gold	Agosi AG	CID000035
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Albino Mountinho Lda.	CID002760
Gold	Alexy Metals	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	AU Traders and Refiners	CID002850
Gold	Augmont Enterprises Private Limited	CID003461
Gold	Aurubis AG	CID000113
Gold	Bangalore Refinery	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	C.I Metales Procesados Industriales SAS	CID003421
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Metaux S.A.	CID000189
Gold	CGR Metalloys Pvt Ltd.	CID003382
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	Dijllah Gold Refinery FZC	CID003348
Gold	Dongwu Gold Group	CID003663
Gold	Dowa	CID000401
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489

Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490
Gold	Emirates Gold DMCC	CID002561
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Fujairah Gold FZC	CID002584
Gold	Geib Refining Corporation	CID002459
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Gold by Gold Colombia	CID003641
Gold	Gold Coast Refinery	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Germany GmbH Co. KG	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	HwaSeong CJ CO., LTD.	CID000778
Gold	Industrial Refining Company	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	International Precious Metal Refiners	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	JALAN & Company	CID002893
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Novosibirsk Refinery	CID000493
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	K.A. Rasmussen	CID003497
Gold	Kaloti Precious Metals	CID002563
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Kundan Care Products Ltd.	CID003463
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	L'azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	L'Orfebre S.A.	CID002762
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	LT Metal Ltd.	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Marsam Metals	CID002606
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119

Gold	MD Overseas	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Gold	Metallix Refining Inc.	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MKS PAMP SA	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Modeltech Sdn Bhd	CID002857
Gold	Morris and Watson	CID002282
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	NH Recytech Company	CID003189
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	Pease & Curren	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498
Gold	QG Refining, LLC	CID003324
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	REMONDIS PMR B.V.	CID002582
Gold	Royal Canadian Mint	CID001534
Gold	SAAMP	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	Safimet S.p.A	CID002973
Gold	SAFINA A.S.	CID002290
Gold	Sai Refinery	CID002853
Gold	Samduck Precious Metals	CID001555
Gold	Samwon Metals Corp.	CID001562
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529
Gold	Sellem Industries Ltd.	CID003540
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Gold	Shirpur Gold Refinery Ltd.	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sovereign Metals	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	Sudan Gold Refinery	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	Super Dragon Technology Co., Ltd.	CID001810
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Torecom	CID001955
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	WEEEREFINING	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Tantalum	5D Production OU	CID003926
Tantalum	AMG Brasil	CID001076
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	D Block Metals, LLC	CID002504
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET de Mexico	CID002539
Tantalum	Materion Newton Inc.	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineracao Taboca S.A.	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	NPM Silmet AS	CID001200
Tantalum	QuantumClean	CID001508
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	TANIOBIS Co., Ltd.	CID002544
Tantalum	TANIOBIS GmbH	CID002545

Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tin	Alpha	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Aurubis Beerse	CID002773
Tin	Aurubis Berango	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	China Tin Group Co., Ltd.	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Tin	CRM Synergies	CID003524
Tin	CV Ayi Jaya	CID002570
Tin	CV Venus Inti Perkasa	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	Dowa	CID000402
Tin	DS Myanmar	CID003831
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	EM Vinto	CID000438
Tin	Estanho de Rondonia S.A.	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582
Tin	Fenix Metals	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Luna Smelter, Ltd.	CID003387
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Metallic Resources, Inc.	CID001142
Tin	Mineracao Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Modeltech Sdn Bhd	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Novosibirsk Tin Combine	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalurgicas S.A.	CID001337
Tin	Pongpipat Company Limited	CID003208
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503

Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Bangka Serumpun	CID003205
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT Cipta Persada Mulia	CID002696
Tin	PT Menara Cipta Mulia	CID002835
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Mitra Sukses Globalindo	CID003449
Tin	PT Panca Mega Persada	CID001457
Tin	PT Premium Tin Indonesia	CID000313
Tin	PT Prima Timah Utama	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tin	PT Rajawali Rimba Perkasa	CID003381
Tin	PT Rajehan Ariq	CID002593
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sukses Inti Makmur	CID002816
Tin	PT Timah Nusantara	CID001486
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tirus Putra Mandiri	CID002478
Tin	PT Tommy Utama	CID001493
Tin	Resind Industria e Comercio Ltda.	CID002706
Tin	Rui Da Hung	CID001539
Tin	Super Ligas	CID002756
Tin	Thaisarco	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Tin	Tin Technology & Refining	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Tungsten	Artek LLC	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281
Tungsten	Cronimet Brasil Ltda	CID003468
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Global Tungsten & Powders LLC	CID000568

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	HANNAE FOR T Co., Ltd.	CID003978
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tungsten	LLC Vostok	CID003643
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Masan High-Tech Materials	CID002543
Tungsten	Moliren Ltd.	CID002845
Tungsten	Niagara Refining LLC	CID002589
Tungsten	NPP Tyazhmetprom LLC	CID003416
Tungsten	OOO “Technolom” 1	CID003614
Tungsten	OOO “Technolom” 2	CID003612
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tungsten	Unecha Refractory metals plant	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662

APPENDIX B
Based on our Advisor’s review of the lists of smelters and refiners provided by our direct suppliers, as of May 9, 2023, the possible countries of origin of the necessary Conflict Minerals in our products include, but may not be limited to, those countries listed below.
Possible Countries of Origin – Tin

Belgium	Malaysia	Rwanda
Bolivia	Myanmar	Spain
Brazil	Peru	Taiwan, Province of China
China	Philippines	Thailand
India	Poland	United States of America
Indonesia	Russian Federation	Vietnam
Japan	Malaysia
Possible Countries of Origin – Tantalum

Brazil	India	Russian Federation
China	Japan	Thailand
Estonia	Kazakhstan	United States of America
Germany	Mexico
Possible Countries of Origin – Tungsten

Austria	Japan	Taiwan, Province of China
Brazil	Korea, Republic of	United States of America
China	Philippines	Vietnam
Germany	Russian Federation
Possible Countries of Origin – Gold

Andorra	Japan	Saudi Arabia
Australia	Kazakhstan	Singapore
Austria	Korea, Republic Of	South Africa
Belgium	Kyrgyzstan	Spain
Brazil	Lithuania	Sudan
Canada	Malaysia	Sweden
Chile	Mauritania	Switzerland
China	Mexico	Taiwan, Province of China
Colombia	Netherlands	Thailand
Czechia	New Zealand	Turkey
France	Norway	Uganda
Germany	Philippines	United Arab Emirates
Ghana	Poland	United States of America
India	Portugal	Uzbekistan
Indonesia	Japan	Zimbabwe
Italy	Russian Federation
B-1